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                                                                     Exhibit 4.2

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                     CHINA TAILONG HOLDINGS COMPANY LIMITED

                              -------------------
                              -------------------

                   Incorporated the 27th day of October, 2003


                                    HONG KONG
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No. 867903


                                     [COPY]

                               COMPANIES ORDINANCE
                                  (CHAPTER 32)

                          CERTIFICATE OF INCORPORATION


                              I hereby certify that


                     CHINA TAILONG HOLDINGS COMPANY LIMITED

      Is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.
                  Issued by the undersigned on 27 October 2003.




                                                    (Sd.) MISS R. CHEUNG
                                            ....................................
                                                 For Registrar of Companies
                                                         Hong Kong
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


                      THE COMPANIES ORDINANCE (CHAPTER 32)


                     ---------------------------------------

                        Private Company Limited by Shares

                     ---------------------------------------


                            MEMORANDUM OF ASSOCIATION

                                       OF

                     CHINA TAILONG HOLDINGS COMPANY LIMITED

                     ---------------------------------------




First:   The name of the Company is "CHINA TAILONG HOLDINGS COMPANY LIMITED"


Second:   The Registered Office of the Company will be situated in Hong Kong.


Third:   The liability of the Members is limited.


Fourth: The Share Capital of the Company is HK$10,000,000,00 divided into 10,000,000 shares of HK$1.00 each with the power for the company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

         We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:

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                                                                Number of Shares
Names, Addresses and Descriptions of Subscribers                 taken by each
                                                                  subscriber

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(Sd.) Chang Yu                                                        1
Room 808, 8F., Tung Ying Building,
100 Nathan Road, Tsim Sha Tsui,
Kowloon, Hong Kong.
Merchant


(Sd.) Teng Xiao Yong                                                  1
Room 808, 8F., Tung Ying Building,
100 Nathan Road, Tsim Sha Tsui,
Kowloon, Hong Kong.
Merchant


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Total Number of Shares Taken....                                      2

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Dated the 21st day of October, 2003

WITNESS to the above signatures:

                                                     (Sd.) Mr. Chan Kam Ki
                                                       Company Secretary
                                              Room 808, 8F., Tung Ying Building,
                                                100 Nathan Road, Tsim Sha Tsui,
                                                      Kowloon, Hong Kong.















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

                      THE COMPANIES ORDINANCE (CHAPTER 32)

                     ---------------------------------------

                        Private Company Limited by Shares

                     ---------------------------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                     CHINA TAILONG HOLDINGS COMPANY LIMITED

                     ---------------------------------------



                                   PRELIMINARY

         1. Subject as hereinafter provided, the regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to this Company, and be deemed to be incorporated with these Presents.

         2. The following clauses of Table "A" namely, 24, 41 inclusive, 55, 60, 64, 77, 78, 79, 81, 82, 90 to 99 inclusive, 101, and 114 to 123 inclusive, and
128, shall not apply or are modified as hereinafter appearing.

         3. The Company is a Private Company and accordingly;

         (a)      the  right  to  transfer   shares  is   restricted  in  manner
                  hereinafter prescribed;

         (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to
                  50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulation be treated as a single member;

         (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited;

         (d) the company shall not have power to issue share warrants to bearer.

                               TRANSFER OF SHARES

         4. Clause 24 of Table "A" is hereby modified as follows:

         The directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share.




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

                                    DIRECTORS

         5. Unless otherwise determined by the Company in General Meeting, the number of Directors shall not be less than two. The first directors of the company shall be nominated in writing by the subscribers to the memorandum of association.

         6. A Director shall hold office until either:

         (a) He is removed from office by a special resolution of the Company, or

         (b) Notice is given to the Company by any Member at least seven days before the Annual General Meeting of intention to propose a resolution that some other person be appointed in his place and such resolution is duly passed as an ordinary resolution.

         7. It shall not be required for a Director to hold any qualification shares. Residence in Hong Kong shall not be a requisite qualification.

         8. Unless otherwise determined by the Directors, the quorum of a Directors' Meeting shall be two Directors personally present or represented by their substitutes appointed under Articles 11 hereof.

         9. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of directors duly called and constituted.

         10. The office of a Director shall be vacated if the Director:

         (a)      Resigns his office by notice in writing to the Company; or

         (b) Becomes bankrupt or makes any arrangement with his creditors generally; or

         (c)      Becomes of unsound mind.

         11. Subject to the approval of the Board, a Director may appoint any person to act for him as a substitute Director during his absence, and such appointment shall have effect and such appointee whilst he holds office as a substitute Director shall be entitled to notice of meetings of Directors, and to attend and vote thereat accordingly; but he shall not require any qualification, and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacates office as a Director, or removes the appointee from office, and any appointment and removal under this Clause shall be effected by notice in writing under the hand of the Director making the same.

         12. Any causal vacancy occurring in the Board of directors may be filled up by the Directors.

         13. The Directors shall have power at any time, and from time to time, to appoint a person as an additional Director.

         14. The Company may by a special resolution remove any Director and may by an ordinary resolution appoint another person in his stead, provided that the minimum number of Directors shall not, in any circumstances, be less than two.

         15. Any Director may be employed by or hold any office of profit under the Company, except that of Auditors of the company, and may act either personally or as a member of a firm or render any professional service to the Company, and may receive remuneration from the Company for so doing in addition to any remuneration payable to him as a Director.

                               GENERAL MANAGEMENT

         16. The Board of Directors shall be entrusted with the general management and carrying on of the business of the Company, and shall have full power to do all such acts and things and enter into such contracts and engagements on behalf of the Company as he may consider necessary or desirable and may also appoint and remove or suspend any officers, clerks, accountants, agents, servants and other employees.

                               POWERS OF DIRECTORS

         17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meeting, provided that no regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

         18. Without prejudice to the general powers conferred by the last preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power:

         (a) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

         (b) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the company is authorized to acquire at such price and generally on such terms and conditions as they shall think fit.

         (c) To engage, dismiss, and fix the salaries or emoluments of the employees of the Company.

         (d) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due to and of any claims or demands by or against the Company.

         (e) To refer any claims or demands by or against the Company to arbitration and observe and perform the awards.

         (f) To make and give receipts, releases, and other discharges for money payable to the Company, and for claims and demands of the Company.

         (g) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit, having regard to the Company's Memorandum of Association and from time to time to vary or realize any such investment.

         (h) To borrow money, arrange for banking facilities, on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

         (i) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

         (j) To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purpose of the Company.

         (k) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowance (either by way of a share in the general profits of the Company or otherwise) to any persons introducing business to the Company or otherwise promoting or serving the interest thereof.

         (l) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

         (m) To employ, invest or otherwise deal with any reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

         (n) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any mortgages may contain a power of sale and such other powers covenants and provisions as shall be agreed upon.

         (o) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the Attorneys or agents of the Company with such powers (including power to subdelegate) and upon such terms as they think fit.

         (p) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

         (q) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

                                SEAL AND CHEQUES

         19. The Seal of the Company shall be kept by the Directors and shall not be used except with their authority.

         20. Unless otherwise determined by the Directors, every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by such person or persons as the Board of Directors shall from time to time appoint.

         21. All cheques, bills or exchange, promissory notes and other negotiable instruments issued or required to be signed, endorsed or accepted or otherwise negotiated by the Company shall be signed by such person or persons as the Board of Directors shall from time to time appoint.

                                GENERAL MEETINGS

         22. For all purposes, the quorum for all general meetings shall be two members personally present or by proxy and no business shall be transacted at any general meeting unless the requisite quorum be present at the commencement of the business.



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

         23. A resolution in writing signed by all the shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

                                VOTES OF MEMBERS

         24. Unless a poll is demanded, all voting of members in respect of any matter or matters shall be by show of hands, and in the case of a poll, every member shall have one vote for each share of which he is the holder.

                               DIVISION OF PROFITS

         25. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may decide.

         26. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

         27. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

         28. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend or for other moneys payable in respect of such share.

         29. The Directors may retain any interest or dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

         30. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

                                     NOTICES

         31. All notices required to be given to the shareholders under these Articles must be in the Chinese or English language or both.

                                    SECRETARY

         32. The first Secretary of the Company shall be Regent Secretarial and Tax Consultants Limited who may resign from this office upon giving notice to the Company of such intention and such resignation shall take effect upon the expiration of the period specified in such notice or its earlier acceptance.

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Names, Addresses and Descriptions of Subscribers

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(Sd.) Chang Yu
Room 808, 8F., Tung Ying Building,
100 Nathan Road, Tsim Sha Tsui,
Kowloon, Hong Kong.
Merchant


(Sd.) Teng Xiao Yong
Room 808, 8F., Tung Ying Building,
100 Nathan Road, Tsim Sha Tsui,
Kowloon, Hong Kong.
Merchant


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Dated the 21st day of October 2003.

WITNESS to the above signatures

                                                     (Sd.) Mr. Chan Kam Ki
                                                       Company Secretary
                                              Room 808, 8F., Tung Ying Building,
                                                100 Nathan Road, Tsim Sha Tsui,
                                                      Kowloon, Hong Kong.















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